Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 25, 2005, except for Note 11 as to which the date is March 11, 2005, with respect to the financial statements of Corgentech Inc. included in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-129177) and related Prospectus of Corgentech Inc. for the registration of 52,632,578 shares of common stock.

/s/    Ernst & Young LLP

Palo Alto, California

November 9, 2005